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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of DoubleClick Inc. of our report dated March 1, 1999 relating to the financial statements of Abacus Direct Corporation, which appears on page F-1 of the Abacus Direct Corporation Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Abacus Direct Corporation Selected Historical Consolidated Financial Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
October 19, 1999